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Exhibit 23.1

Consent of Independent Certified Public Accountants

        We have issued our report dated May 1, 2002, accompanying the consolidated financial statements and schedules included in the Annual Report of VantageMed Corporation on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report into the Company's previously filed Registration Statement on Form S-8 (File No. 333-43298).

/s/ GRANT THORNTON LLP

San Francisco, California
May 10, 2002

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  Exhibit 23.1
Consent of Independent Certified Public Accountants